Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,001,372
Unrealized Gain (Loss) on Market Value of Futures	(7,248,205)
Dividend Income	4,100
Interest Income	24,103
ETF Transaction Fees	350
Total Income (Loss)	$(6,218,280)

Expenses
General Partner Management Fees	$34,401
Professional Fees	12,400
Brokerage Commissions	6,556
Non-interested Directors' Fees and Expenses	409
Prepaid Insurance Expense	341
NYMEX License Fee	860
SEC & FINRA Registration Expense	3,945
Total Expenses	58,912
Expense Waiver	(15,911)
Net Expenses	$43,001
Net Income (Loss)	$6,261,281

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$70,584,564
Additions (50,000 Shares)	1,470,945
Net Income (Loss)	(6,261,281)

Net Asset Value End of Month	$65,794,228
Net Asset Value Per Share (2,300,000 Shares)	$28.61

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612